Exhibit 10.1
AMENDMENT AGREEMENT
     THIS AMENDMENT AGREEMENT (this “Amendment”) is dated as of April 12, 2010, among
     (a) (i) BROOKSIDE TECHNOLOGY HOLDINGS CORP., a Florida corporation (“Parent”); (ii) BROOKSIDE TECHNOLOGY PARTNERS, INC., a Texas corporation (“BTP”); U.S. VOICE & DATA, LLC, an Indiana limited liability company (“USVD”); STANDARD TEL ACQUISITIONS, LLC, a Florida limited liability company (“STN Acquisition Sub”); TRANS-WEST NETWORK SOLUTIONS, INC. d/b/a STANDARD TEL, a California corporation (“Trans-West”); and STANDARD TEL NETWORKS, LLC, a California limited liability company (“STN”) (STN, Trans-West, STN Acquisition Sub, USVD and BTP hereinafter collectively called “Borrowers” and individually called a “Borrower”); and (iii) all other Credit Parties (defined in the Loan Agreement (defined below));
     (b) CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company as agent for all Lenders (defined below; in such capacity, the “Administrative Agent”) and as agent for the Chatham Lenders (defined below; in such capacity, the “Chatham Agent”; the Administrative Agent and the Chatham Agent are collectively referred to herein as the “Agent”); and
     (c) (i) CHATHAM INVESTMENT FUND III, LLC, a Georgia limited liability company (“Chatham Fund III”), and CHATHAM INVESTMENT FUND III QP, LLC, a Georgia limited liability company (“Chatham Fund III QP”; Chatham Fund III QP and Chatham Fund III are collectively referred to herein as the “Chatham Lenders”) and (ii) all other financial institutions which are or hereafter become parties to the Loan Agreement as a Lender.
WITNESSETH:
     WHEREAS, the Borrowers, the Agent and certain lenders from time to time (including, without limitation, the Chatham Lenders, collectively, the “Lenders”) are parties to that certain Credit Agreement dated as of September 23, 2008 (as previously amended, including, without limitation, by the May 29, 2009 letter agreement between the Agent and the Borrowers (the “May Letter”) and the August 13, 2009 letter agreement between the Agent and the Borrowers (the “August Letter”), the “Loan Agreement”);
     WHEREAS, the Parent has informed the Agent and the Lenders that the Existing Defaults (defined on Schedule 1 hereto) have occurred and are continuing;
     WHEREAS, Parent has requested that Agent and Lenders waive the Existing Defaults and amend certain terms and conditions of the Loan Agreement, and the Agent and the Lenders have so agreed, subject to the terms and conditions hereof; and
     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the parties hereto agree as follows:
     1. Definitions; Amendment a Loan Document. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall from and after the date hereof refer to the Loan Agreement as amended hereby. This Amendment is a Loan Document.

     2. Conditions Precedent; Application of Additional Equity; Application of Remaining Cash Collateral. (a) This Amendment shall become effective only upon (each of the following to be in form and substance satisfactory to the Agent in all respects) delivery to the Agent of: (i) this Amendment executed by the parties hereto, the Acknowledgement of Holders of Existing Subordinated Notes attached hereto executed by the parties thereto and an amended and restated Term Note executed by the Borrowers substantially in the form attached hereto as Exhibit C (the “Amended Note”) evidencing the current outstanding principal balance of the Term Loan after giving effect to (A) the addition to principal balance of the Term Loan of (1) all PIK Interest accrued through the date of this Amendment in the amount of $456,174.02, (2) all previously earned fees not paid in cash relating to any previous amendments, modifications or defaults under the Loan Agreement in the amount of $155,000 and (3) that portion of interest on the Loans accrued at the Default Rate through February 28, 2010 and not previously paid in cash in the amount of $146,108.00 (“Default Interest”) and (B) the prepayment of the Term Loan by the application of the remaining Cash Collateral in an amount equal to $361,096.85 (the “Cash Collateral Balance”) as set forth in Section 2(c) below, (ii) evidence that the Equity Investor Note has been converted to non-mandatorily redeemable equity of the Parent, (iii) the amended and restated Warrant executed by the Parent Company substantially in the form attached hereto as Exhibit A (the “Warrant Amendment”), (iv) evidence that the Parent has obtained, on terms and conditions satisfactory to the Agent in all respects, additional equity in immediately available funds in the Parent’s operating account in an amount equal to at least $3,000,000 net of any broker or other fees, to be used as set forth in the letter from Borrowers to Agent dated as of even date herewith (such letter, the “Additional Equity Letter”; such equity, the “Additional Equity”), (v) an executed copy of the payoff letter (a copy of the form and the amount of payoff thereof having been provided to the Agent) for the Existing Subordinated Note payable to Randy Rogers, and (vi) payment to the Agent’s counsel, in accordance with the wire instructions attached hereto as Exhibit B, Agent’s and Lenders’ attorney fees incurred in connection with this Amendment in an amount equal to $12,500. In the event that the Borrowers satisfy all other conditions precedent in this Section 2 other than the execution and delivery of the Amended Note to the Agent on the Third Amendment Date, this Amendment shall nevertheless be effective so long as the Borrowers execute and deliver the Amended Note to the Agent on or before 6:00 pm (Atlanta, Georgia time) on April 15, 2010, the failure of the Borrowers to do so on such date constituting an Event of Default.
     (b) The Borrowers shall use the proceeds of the Additional Equity (i) in accordance with the Additional Equity Letter and (ii) after the application thereof in accordance with the Additional Equity Letter, for Borrowers’ working capital needs incurred in the ordinary course of business.
     (c) The Borrowers hereby authorize and direct the Agent to apply the Cash Collateral Balance to the payment of the outstanding principal balance of the Term Loan.
     3. Waiver of Existing Defaults, Amendments and Agreements. Upon satisfaction of the terms and conditions to effectiveness set forth in Section 2 hereof and effective commencing on and after the date of this Amendment:
     (a) The Agent and each Lender hereby waives the Existing Defaults, all rights and remedies related to, or arising as a result of, the Existing Defaults, and, subject to the second paragraph below in this subpart (a), all Default Interest for the months of March and April of 2010. Further, so long as interest on the Loans for the month of March 2010 is paid in immediately available funds on April 12, 2010, Agent and each Lender hereby waive any default caused by the late payment thereof on the Third Amendment Date. Further, Agent and each Lender hereby waive the requirement under Section 4.5(b) that Borrower Representative deliver the items required by such section within 90 days after December 31, 2009; provided, however, the Borrowers agree to deliver to the Agent and the Lenders on or before April 30, 2010, the financial statements required under Section 4.5(b) for the year ending December 31, 2009. Further, the Agent and each Lender hereby waive any requirement under Section 1.5 of the Loan Agreement that the Loans be prepaid with the proceeds of the Additional Equity or the equity to be issued to the Equity Investor as a result of the conversion of the Equity Investor Note. Further, the Agent and each Lender further agree that, as of the date of this Agreement, the Borrowers do not owe Agent or any Lender any further fees or expenses relating to any previous amendments or modifications, or any previous defaults disclosed by the Borrowers in writing to the Agent, under the Loan Agreement before the Third Amendment Date which have not previously been paid or been added to the principal balance of the Term Loan pursuant to Section 2 above (including, but not limited to, any filing fees, recording fees, and expenses of Agent’s counsel relating to any such previous amendments or modifications, or to any such previous defaults disclosed by the Borrowers in writing to the

Agent), nor is there any further PIK Interest or Default Interest that is due as of the Third Amendment Date which has not previously been paid or been added to the principal balance of the Term Loan pursuant to Section 2 above.
     In the event that the Additional Equity is not funded and received by the Parent in immediately available funds on April 12, 2010, then that portion of interest on the Loans accrued at the Default Rate after February 28, 2010 not previously paid in cash shall be due and payable on the Third Amendment Date.
     (b) Section 1.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     (a) Term Loan. Each Term Loan Lender agrees, severally and not jointly, to lend to Borrowers in one draw, on the Closing Date, its Pro Rata Share of such Term Loan Lender’s applicable Term Loan Commitment of the “Term Loan” in a principal amount equal to Seven Million Dollars ($7,000,000). Borrowers shall jointly and severally repay the Term Loan through periodic payments of principal (“Scheduled Installments”) equal to $79,000 each commencing on April 1, 2011 and on each Interest Payment Date thereafter, and with a final payment of the entire remaining principal balance thereof on the Commitment Termination Date; provided, however, the Borrowers may make any monthly principal payment in the amount of $79,000 for any month during the period from the Third Amendment Date through March 1, 2011, that is not required by this Section 1.1(a) (any such non-required principal payment, a “Nonscheduled Payment”), any such Nonscheduled Payment to be applied to the Term Loan in the inverse order of maturities thereof. The principal balance of the Term Loan shall be due and payable in its entirety on the Commitment Termination Date. Amounts borrowed under this Section 1.1(a) and repaid may not be reborrowed. Payments of principal of each of the Term Loan shall reduce the Term Loan Commitment applicable to the Term Loan in the amount of any such payment.
     The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a) (as amended, modified, extended, substituted or replaced from time to time, each a “Term Note” and, collectively, the “Term Notes”), and, except as provided in Section 1.7, all of the Borrowers shall jointly execute and deliver each Term Note to the applicable Term Loan Lender. Each Term Note shall represent the joint and several obligation of each Borrower to pay the amount of the applicable Term Loan Lender’s portion of the Term Loan, together with interest thereon.
     (c) Section 1.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     (b) In addition to the foregoing, the Term Loan shall also bear interest at a rate per annum equal to two percent (2.00%) that shall be payable-in-kind on (and added to) the outstanding principal amount of the Term Loan (“PIK Interest”), and be payable monthly in arrears on each applicable Interest Payment Date as an increase to the principal amount of the Term Loan on such date without any further action on part of Agent, any Lender or any Borrower, and all such PIK Interest shall be paid in full at maturity of the Term Loan.
     (d) Section 1.3(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     (c) Intentionally Deleted.
     (e) Without limiting any other term or provision of this Amendment, as a part of the consideration of Agent and Lenders (i) waiving the Existing Defaults as set forth in Section 3(a) of this Amendment above and (ii) agreeing to postpone the Scheduled Installments as set forth in Section 3(b) of this Amendment above, Section 3.5(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     (c) Parent Company may make regularly scheduled payments of (but no prepayments of) principal and interest under the Existing Subordinated Notes, as in effect on the Closing Date, so long as (i) before and after giving effect thereto, no Default or Event of Default exists, (ii) without limitation of the preceding clause (i), on a pro forma basis, giving effect to such payment as if made in the last Fiscal Month for which financial statements have been reported to Agent and Lenders, Borrowers remain in compliance with (1) all Financial Covenants set forth in this Agreement effective on and after the Third Amendment

Date and (2) and, as in effect under this Agreement as of the Closing Date, a Fixed Charge Coverage Ratio of at least 1.75:1 and a Leverage Ratio of not more than 3.0:1, (iii) after giving effect to such payment as made, Borrowers are in compliance with the Restricted Payment Test; (iv) prior to April 1, 2011, the Borrowers have made Nonscheduled Payments for the prior and current month when such Existing Subordinated Notes payment is to be made, and (v) such payment is otherwise then permitted to be paid pursuant to the applicable Existing Notes Subordination Agreement; provided, however, Parent Company may make principal and interest payments under the Existing Subordinated Notes during the 30 day period after the Third Amendment Date in an aggregate amount not exceeding $18,549.38 as follows: (x) to Michael W Nole an amount equal to $2,904.05; and (y) to Burt and Ruth Kleinsmith an amount equal to $15,645.33;
     (f) Section 3.5(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     (e) Parent Company may pay dividends on the Preferred A Stock solely in kind in additional Stock and Parent Company may not pay any cash dividends on the Preferred A Stock unless and until all Obligations are paid in full in cash;
     (g) Section 4.2 of the Loan Agreement is hereby amended and restated in its entirety as follows (and the financial covenants relating to EBITDA set forth on Schedule A to each of the May Letter and the August Letter are hereby replaced in their entirety by the following):
     4.2 (a) Minimum Monthly EBITDA. Commencing with the Fiscal Month ending April 30, 2010, Parent Company and its Subsidiaries, on a consolidated basis, at the end of each Fiscal Month, will achieve a minimum EBITDA of at least the amounts described below for the corresponding periods below, calculated on a cumulative to-date basis for the period from April 2010 through and including March 2011.

Fiscal Month	Amount	Fiscal Month	Amount

January 2010	NA	January 2011	$(400,000)
February 2010	NA	February 2011	$(250,000)
March 2010	NA	March 2011	$(100,000)
April 2010	$(500,000)	April 2011	NA
May 2010	$(750,000)	May 2011	NA
June 2010	$(1,000,000)	June 2011	NA
July 2010	$(1,000,000)	July 2011	NA
August 2010	$(1,000,000)	August 2011	NA
September 2010	$(1,000,000)	September 2011	NA
October 2010	$(850,000)	October 2011	NA
November 2010	$(700,000)	November 2011	NA
December 2010	$(550,000)	December 2011	NA
     (b) Minimum Monthly EBITDA. Commencing with the Fiscal Month ending April 30, 2011, Parent Company and its Subsidiaries, on a consolidated basis, at the end of each Fiscal Month, will achieve a minimum EBITDA of at least the amounts described below for the corresponding periods below, calculated on a trailing twelve month basis.
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Fiscal Month	Amount	Fiscal Month	Amount

January 2011	NA	January 2012	$2,700,000
February 2011	NA	February 2012	$2,850,000
March 2011	NA	March 2012	$3,000,000
April 2011	$600,000	April 2012	$3,100,000
May 2011	$1,050,000	May 2012	$3,200,000
June 2011	$1,500,000	June 2012	$3,300,000
July 2011	$1,750,000	July 2012	$3,350,000
August 2011	$2,000,000	August 2012	$3,400,000
September 2011	$2,250,000	September 2012	$3,350,000
October 2011	$2,350,000	October 2012	NA
November 2011	$2,450,000	November 2012	NA
December 2011	$2,550,000	December 2012	NA
     (h) Section 4.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     4.3 Minimum Fixed Charge Coverage Ratio. Commencing with the Fiscal Month ending April 30, 2011, Parent Company and its Subsidiaries shall maintain, on a consolidated basis, at the end of each Fiscal Month, a Fixed Charge Coverage Ratio of at least the amounts described below for the corresponding periods below, calculated (i) on a cumulative to-date basis for the period from April 2011 through and including March 2012 and (ii) for all periods after March 2012, on a trailing twelve month basis.
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Fiscal Month	Ratio	Fiscal Month	Ratio

January 2011	NA	January 2012	1.50
February 2011	NA	February 2012	1.50
March 2011	NA	March 2012	1.50
April 2011	1.00	April 2012	1.50
May 2011	1.00	May 2012	1.50
June 2011	1.00	June 2012	1.50
July 2011	1.25	July 2012	1.50
August 2011	1.25	August 2012	1.50
September 2011	1.25	September 2012	1.50
October 2011	1.25	October 2012	NA
November 2011	1.25	November 2012	NA
December 2011	1.25	December 2012	NA
     (i) Section 4.4 of the Loan Agreement is hereby amended and restated in its entirety as follows (and the financial covenants relating to liquidity set forth on Schedule A to each of the May Letter and the August Letter are hereby replaced by the following):
     4.4 Minimum Liquidity. Commencing with the Fiscal Month ending April 30, 2010, Parent Company and its Subsidiaries, on a consolidated basis, at all times will maintain minimum Liquidity (defined below) of at least the amounts described below for the corresponding periods below. “Liquidity” means, for any date of determination, unrestricted cash and cash equivalents less trade payables over 60 days outstanding (including, without limitation, to Mitel and NEC).
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Fiscal Month	Amount	Fiscal Month	Amount	Fiscal Month	Amount

January 2010	NA	January 2011	$550,000	January 2012	$350,000
February 2010	NA	February 2011	$500,000	February 2012	$350,000
March 2010	NA	March 2011	$500,000	March 2012	$350,000
April 2010	$1,500,000	April 2011	$500,000	April 2012	$350,000
May 2010	$1,400,000	May 2011	$500,000	May 2012	$350,000
June 2010	$1,300,000	June 2011	$500,000	June 2012	$350,000
July 2010	$1,150,000	July 2011	$500,000	July 2012	$350,000
August 2010	$1,000,000	August 2011	$500,000	August 2012	$350,000
September 2010	$950,000	September 2011	$500,000	September 2012	NA
October 2010	$850,000	October 2011	$500,000	October 2012	NA
November 2010	$750,000	November 2011	$500,000	November 2012	NA
December 2010	$650,000	December 2011	$500,000	December 2012	NA
     (j) Section 6.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     (b) Default in Other Agreements. (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) any breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure, breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of One Hundred Thousand Dollars ($100,000) to become or be declared due prior to their stated maturity or (3) any breach or default of any Credit Party or any of its Subsidiaries under the terms of any Equity Document; or
     (k) Upon and after the payment of the Cash Collateral Balance toward the Term Loan as provided in Section 2(c) above, the Cash Collateral Agreement is hereby terminated.
     (l) The address designated “With a copy to” with respect to the Agent contained in Section 9.3 of the Loan Agreement and any other address designated “with a copy to” with respect to the Agent contained any corresponding provision in any other Loan Document, is hereby deleted and substituted therefor is the following address:

With a copy to:	BURR & FORMAN LLP 171 Seventeenth Street, NW Suite 1100 Atlanta, Georgia 30363 Attn: Ed Snow Fax: (404) 685-4295 Electronic address: esnow@burr.com
     (m) Each of the following definitions contained in Annex A to the Loan Agreement is hereby amended and restated in its entirety as follows:
     “Change of Control” means (1) the occurrence of any Change of Control or Change of Control Event (as each term is defined in the Second Securities Purchase and Loan Conversion Agreement) or (2) the occurrence of any one or more of the following events: (a) less than a majority of the members of the Board of Directors of Parent Company shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or (b) a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Equity Investor and/or one or more of its Affiliates shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of Stock of Parent Company representing more than twenty percent (20%) of the combined ordinary voting power of the Stock of Parent Company for the election of directors or shall have the right to elect a majority of the Board of Directors of Parent Company; provided, that, a Change of Control shall not include any of the foregoing that results solely from the issuance of shares of Stock of Parent Company upon exercise of warrants of Parent Company outstanding as of the Closing Date and disclosed in Schedule 5.4(b); provided, further, that such warrants are not amended or modified on or after the Closing Date; and provided, further, that the exercise price or other purchase price thereunder is not reduced, adjusted or otherwise modified and the number of equity shares issued or issuable thereunder is not increased (whether by operation of law or in accordance with the relevant governing documents or otherwise) on or after the Closing Date; or (c) Parent Company ceases to beneficially and of record own and control, directly, free and clear of all Liens (other than Liens in favor of Agent) one hundred percent (100%) of the issued and outstanding Stock of each Borrower; or (d) the holders of the equity interests of any Credit Party or any Subsidiary of any Credit Party approve any plan or proposal for the liquidation or dissolution of such Credit Party or Subsidiary, as the case may be.
     “Commitment Termination Date” means September 23, 2012.
     “Equity Documents” means the collective reference to (i) that certain Securities Purchase Agreement dated as of September 14, 2007, between Parent Company and the Equity Investor, (ii) the Second Securities Purchase Agreement, (iii) that certain Investor Rights Agreement dated as of September 14, 2007, between Parent Company and the Equity Investor and (iv) all other material agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, in each case, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, to the extent permitted hereunder.
     (n) The following new definitions are hereby added to Annex A to the Loan Agreement as follows:
     “Second Securities Purchase and Loan Conversion Agreement” means that certain Securities Purchase and Loan Conversion Agreement dated on or about the Third Amendment Date between the Parent Company and the Equity Investor, as amended or otherwise modified from time to time.
     “Third Amendment Date” means April 12, 2010.
     (o) The May Letter is hereby amended as follows: (i) the 1.0% increases to the Warrants under Section 2(b) of the May Letter and the 5.0% increases to the Warrants under Section 5 of the May Letter are hereby waived, (ii) Section 2(h) is hereby deleted and in lieu thereof is inserted the phrase “(h) Intentionally Deleted” and

(iii) Section 2(f) is hereby deleted and in lieu thereof is inserted the phrase “(f) Intentionally Deleted”. All other terms and conditions of the May Letter are hereby ratified and reaffirmed.
     (p) The August Letter is hereby amended as follows: (i) Section 2(d) is hereby deleted and in lieu thereof is inserted the phrase “(d) Intentionally Deleted”, (ii) Section 2(i) is hereby deleted and in lieu thereof is inserted the phrase “(i) Intentionally Deleted” and (iii) Section 2(h) is hereby amended and restated in its entirety as follows: “(h) Intentionally Deleted”.
     All other terms and conditions of the August Letter are hereby ratified and reaffirmed.
     (q) Under the terms of the Chatham Fee Letter, the Additional Warrants are hereby waived.
     4. Restatement of Representations and Warranties. Each Credit Party hereby represents and warrants that, as of the date of this Amendment, and after giving effect to the terms of this Amendment, there exists no Default or Event of Default. Each Credit Party hereby restates and renews each and every representation and warranty heretofore made by it in the Loan Agreement and the other Loan Documents as fully as if made on the date hereof, except to the extent (i) expressly waived or amended in Section 3 above and (ii) that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date).
     5. Effect of Amendment; No Novation or Mutual Departure. Each Credit Party expressly acknowledges and agrees that: (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Loan Agreement or any of the Loan Documents or any debt or other obligations owed by any of the Credit Parties to Agent or any Lender. The waiver and amendments set forth in Section 3 above shall be deemed to have prospective application only, unless otherwise specifically stated herein. Notwithstanding the foregoing, the agreements of Agent and the Lenders contained in this Amendment shall not (i) apply to any other past, present or future noncompliance with any provision of the Loan Agreement or any of the other Loan Documents, (ii) impair or otherwise adversely affect the Agent’s or any Lender’s right at any time to exercise any right or remedy in connection with the Loan Agreement or any of the other Loan Documents, or (iii) except as expressly set forth in Section 3 above, (1) amend, modify or otherwise alter any provision of the Loan Agreement or any of the other Loan Documents, or (2) constitute a mutual departure from the strict terms, covenants, conditions and agreements contained in the Loan Agreement or any of the other Loan Documents other than as expressly agreed to in Section 3 above and (3) affect or limit the Agent’s or any Lender’s right to require payment of debt and other obligations owing from the any of the Credit Parties to the Agent or any Lender under, or to require strict performance of the strict terms, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents, to exercise any and all rights, powers and remedies under the Loan Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default.
     6. Credit Party’s Ratification, Reaffirmation and Release of Agent and Lenders. Each Credit Party hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Loan Agreement and the other Loan Documents effective as of the date hereof. Each Credit Party acknowledges, agrees, represents and warrants that the Loan Agreement and the other Loan Documents, as amended and affected by this Amendment, constitute legal, valid, binding and enforceable obligations of each Credit Party as of this date, free from any defense, counterclaim, offset or recoupment. Each Credit Party hereby waives, releases and discharges Agent and each Lender and each of their directors, officers, employees, agents and attorneys from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loans and the other Obligations, the Loan Agreement and the other Loan Documents and any documents, agreements, dealings, or other matters connected with the Loans or any other Obligations, including, without limitation, all known and unknown matters, claims, transactions, or things occurring prior to the date of this Amendment related to the Loans or any other Obligations.
     7. Counterparts; Section References. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and transmitted by facsimile or emailed PDF file copy to the other parties, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
     8. Further Assurances. Each Credit Party agrees to take such further actions as the Agent shall reasonably request in connection with this Amendment to evidence the agreements contained in this Amendment.
     9. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.
[SIGNATURES CONTAINED ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the day and year first above written.

BORROWERS: BROOKSIDE TECHNOLOGY PARTNERS, INC.
By:
	Name:	Michael Nole
	Title:	CEO

STANDARD TEL ACQUISITIONS, LLC
By:
	Name:	Michael Nole
	Title:	Managing Member

U.S. VOICE & DATA, LLC
By:
	Name:	Michael Nole
	Title:	Managing Member

STANDARD TEL NETWORKS, LLC
By:
	Name:	Michael Nole
	Title:	Managing Member

TRANS-WEST NETWORK SOLUTIONS, INC.
By:
	Name:	Michael Nole
	Title:	CEO

PARENT: BROOKSIDE TECHNOLOGY HOLDINGS CORP.
By:
	Name:	Michael Nole
	Title:	CEO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

AGENT: CHATHAM CREDIT MANAGEMENT III, LLC, as Agent
By:	Chatham Capital Holdings, Inc.
Its:	Manager

By:
Name:
Title:

LENDERS: CHATHAM CREDIT MANAGEMENT III, LLC, not individually, but as agent for CHATHAM INVESTMENT FUND III, LLC and CHATHAM INVESTMENT FUND III QP, LLC
By:	Chatham Capital Holdings, Inc.
Its:	Manager

By:
Name:
Title: